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                                                                    EXHIBIT 23.3


CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-96788. 33-96854, 33-96856, File No. 333-09361 and
333-4420), of Crown Vantage Inc. of our report dated February 10, 1997, with respect to the consolidated financial statements of Crown Vantage Inc. incorporated by reference in the Annual Report on Form 10-K for the year ended December 29, 1996 and our report on the financial statement schedule, on page 18 of this Form 10-K.

                                        ERNST & YOUNG LLP


San Francisco, California
March 25, 1997




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